Exhibit 8.3
January 19, 2010
China Hydroelectric Corporation
25B, New Poly Plaza,
No. 1 North Chaoyangmen Street,
Dongcheng District, Beijing,
People’s Republic of China 100101
Dear Sir or Madam,
We have acted as People’s Republic of China (“PRC”) legal counsel to China Hydroelectric Corporation (the “Company”) in connection with the registration statement on Form F-1, as amended (the “Registration Statement”), originally filed by the Company on December 8, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested to issue this opinion with regard to the laws and regulations of PRC as requested by the Company relating to certain PRC tax matters set forth under the caption “Taxation –People’s Republic of China Taxation” in the Company’s prospectus included in the Registration Statement.
This opinion is given on the basis of current PRC laws and regulations (other than the laws and regulations of the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). There is no assurance that such laws and regulations will not be repealed, amended, re-interpreted or replaced in the immediate future or in the long term with or without retrospective effect.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than PRC.
On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain PRC tax matters set forth under the caption “Taxation —People’s Republic of China Taxation” in the Company’s prospectus included in the Registration Statement, are true and accurate based on current PRC laws and regulations and that such statements constitute our opinion.
This opinion is provided to the Company for the Company’s use in connection with the transactions that are the subject of the “Taxation — People’s Republic of China Taxation” section of the Company’s prospectus included in the Registration Statement. It may not, except with our prior written permission, be used for any other purpose.

Yours faithfully,
/s/ Global Law Office
Global Law Office

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